UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2014

Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operation and Financial Condition.

In a press release dated May 8, 2014, a copy of which is attached hereto as Exhibit 99.1, and the text of which is incorporated by reference herein, Post Holdings, Inc. (“Post” or the “Company”) announced results for its second quarter ended March 31, 2014.

The information contained in Item 2.02 and the Exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

In the Company's press release, the Company makes reference to certain non-GAAP financial measures including Adjusted EBITDA, segment Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted net earnings (loss) available to common stockholders, Adjusted diluted earnings (loss) per common share and total segment profit. Management has determined that the Adjusted EBITDA, segment Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted net earnings (loss) available to common stockholders, Adjusted diluted earnings (loss) per common share and total segment profit metrics presented herein are key metrics that will help investors understand the ultimate income and near-term cash flows generated by the Post business.

Adjusted EBITDA and segment Adjusted EBITDA are non-GAAP measures which represent net earnings excluding income taxes, net interest expense, net other nonoperating income/expense, depreciation and amortization, non-cash stock based compensation, restructuring and plant closure costs, acquisition related transaction costs, integration costs, inventory valuation adjustments on acquired businesses, costs to effect Post’s separation from Ralcorp Holdings, Inc. (“Ralcorp”) and to establish stand-alone systems and processes, mark to market adjustments on economic hedges, losses on hedge of purchase price of foreign currency denominated acquisitions, legal settlement and intangible asset impairments, if any. The Company believes that Adjusted EBITDA is useful to investors in evaluating the Company’s operating performance and liquidity because (i) it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a meaningful measure of corporate performance exclusive of the Company’s capital structure and the method by which the assets were acquired, and (iii) it is a widely accepted financial indicator of a company’s ability to service its debt, as the Company is required to comply with certain covenants and limitations that are based on variations of EBITDA in the Company’s financing documents. The Company believes that segment Adjusted EBITDA is useful to investors in evaluating the Company’s operating performance because it allows for assessment of the operating performance of each reportable segment.

Pro Forma Adjusted EBITDA is a non-GAAP measure that represents a further supplemental measure of Post’s performance and ability to service debt. Post prepares Pro Forma Adjusted EBITDA by further adjusting Adjusted EBITDA to give effect to Post’s completed acquisitions, as well as of the pending acquisition of MFI Holding Corporation (“Michael Foods”), calculated as if all acquisitions completed to date were owned for the entire period by adding management’s estimate of the Adjusted EBITDA for each of the businesses. The Company believes that Pro Forma Adjusted EBITDA is useful to investors in evaluating the Company’s operating performance and liquidity because it provides an indication of the Adjusted EBITDA of the Company, its completed acquisitions and the pending Michael Foods acquisition on a twelve month basis. Further information with respect to the calculation of Pro Forma Adjusted EBITDA is contained in the reconciliation tables furnished with this Form 8-K in Exhibit 99.1.

Adjusted net earnings (loss) available to common stockholders is a non-GAAP measure which represents net earnings available to common stockholders excluding costs to effect Post’s separation from Ralcorp and to establish stand-alone systems and processes, restructuring and plant closure costs, acquisition related transaction costs, integration costs, inventory valuation adjustments on acquired businesses, losses on hedge of purchase price of foreign currency denominated acquisitions, legal settlement and intangible asset impairments, if any. The Company believes Adjusted net earnings (loss) available to common stockholders and Adjusted diluted earnings (loss) per common share are useful to investors in evaluating the Company’s operating performance because they exclude items that could affect the comparability of Post's financial results and could potentially distort the trends in business performance.

Total segment profit is a non-GAAP measure which represents the aggregation of the segment profit for each of Post's reportable segments. The Company believes total segment profit is useful to investors in evaluating the Company’s operating performance because it facilitates period-to-period comparison of results of segment operations.

The calculations of Adjusted EBITDA, segment Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted net earnings (loss) available to common stockholders, Adjusted diluted earnings (loss) per common share and total segment profit are not specified by United States generally accepted accounting principles. The Company’s calculations of Adjusted EBITDA, segment Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted net earnings (loss) available to common stockholders, Adjusted diluted earnings (loss) per common share and total segment profit may not be comparable to similarly-titled measures of other companies. For additional information, see the non-GAAP reconciliation tables furnished with this Form 8-K in Exhibit 99.1. Any non-GAAP measures should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

Number	Description
99.1	Second Quarter Earnings Press Release dated May 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 8, 2014	Post Holdings, Inc.
(Registrant)

	By:	/s/ Robert V. Vitale
Name: Robert V. Vitale
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibits Number	Description

99.1	Second Quarter Earnings Press Release dated May 8, 2014